Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the “Schedule 13Ds”), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Date:  November 21, 2002

David G. Price, as an individual

By:	/s/ DAVID G. PRICE
Name:	David G. Price

David G. Price Trust

By:	/s/ DAVID G. PRICE
Name:	David G. Price
Its:	Trustee